SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                      20549






                                    FORM 8-K




                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: August 30, 1995

                       UNITED INVESTORS GROWTH PROPERTIES
             (Exact name of registrant as specified in its charter)


           MISSOURI                     0-17645              43-1483928
   (State or other jurisdiction of    (Commission         (I.R.S. Employer
   incorporation or organization)     File Number)         Identification
                                                               Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina  29602
                     (Address of Principal Executive Office)


        Registrant's telephone number, including area code (803) 239-1000









ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

    On August 30, 1995, Renaissance Village Apartments located in Seattle, Washington, was sold to an unaffiliated party, Kauri Investments, Ltd. United Investors Growth Properties owned a 60% interest in Renaissance Village Associates. In the General Partner's opinion, it was in the Partnership's best interest to sell the property. Total consideration was $4,100,000. The Partnership recognized a gain on the sale of approximately $165,000. The minority interest share of this gain was approximately $66,000.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(B).      PRO FORMA FINANCIAL INFORMATION

    Renaissance Village Apartments was sold to Kauri Investments, Ltd. on August 30, 1995. The following pro forma consolidated balance sheet of the Partnership assumes the property had been sold at June 30, 1995.

                                       PRO FORMA CONSOLIDATED BALANCE SHEET
                                                    (UNAUDITED)


                              June 30, 1995     Pro Forma          June 30, 1995
                               As Reported     Adjustments           Pro Forma

 Cash                          $   345,000     $   (22,543)   (1)   $   322,457
 Other assets                      577,885         (29,503)   (1)       548,382
 Land                            2,572,105        (592,918)   (1)     1,979,187


 Buildings & related
     personal property, net     14,761,608      (3,234,454)   (1)    11,527,154

 Total assets                  $18,256,598     $(3,879,418)         $14,377,180


 Accrued liabilities           $   447,908         (27,788)   (1)     $ 420,120

 Mortgage notes payable         16,960,476      (3,878,980)   (1)    13,081,496


 Total liabilities              17,408,384      (3,906,768)          13,501,616


 Minority interest                  10,657         (10,657)   (1)            --


 Partner's Capital                 837,557          38,007              875,564


 Total liabilities and
     partners capital          $18,256,598     $(3,879,418)         $14,377,180

(1) Represents pro forma adjustments to reflect the disposition of assets and settlement of applicable liabilities related to the sale of Renaissance Village Apartments.



    The following pro forma consolidated statements of loss assume Renaissance Village Apartments had been sold as of June 30, 1995 and December 31, 1994, respectively. The following pro forma consolidated statements of loss do not reflect the gain realized from the sale.


                                             PRO FORMA CONSOLIDATED STATEMENTS OF LOSS
                                                         (UNAUDITED)
                                     For the six months ended                    For the year ended
                                          June 30, 1995                           December 31, 1994

                                             Adjustment                              Adjustments
                                As Reported     (2)       Pro Forma    As Reported        (2)       Pro Forma
 Total revenues                 $1,837,835  $(412,259)    $1,425,576   $ 3,521,603   $  (769,515)  $2,752,088

 Operating expenses                494,381   (119,634)       374,747       966,341      (228,999)     737,342

 General and administrative         35,495         --         35,495        67,236            --       67,236
 Property management fees           97,189    (19,659)        77,530       187,351       (38,474)     148,877
 Maintenance                       148,633    (30,937)       117,696       387,343       (68,305)     319,038
 Depreciation and
 amortization                      358,491    (74,183)       284,308       753,409      (192,603)     560,806

 Interest                          818,133   (196,431)       621,702     1,710,239      (394,524)   1,315,715
 Property taxes                    202,859    (39,923)       162,936       388,209       (76,281)     311,928
 Provision for value
 impairment                             --         --             --     1,362,212    (1,362,212)          --
 Tenant reimbursements             (77,024)        --        (77,024)     (131,989)           --     (131,989)

 Total expenses                  2,078,157   (480,767)     1,597,390     5,690,351    (2,361,398)   3,328,953

 Minority interest in net
 loss ofjoint venture               27,403    (27,403)            --       636,753      (636,753)          --


 Net (loss)  income             $ (212,919)  $  41,105    $ (171,814)  $(1,531,995)  $   955,130   $ (576,865)

 Net ( loss) income
 allocated to general
 partner (1%)                   $   (2,129)  $     411    $   (1,718)  $   (15,320)  $     9,551   $   (5,769)
 Net (loss) income
 allocated to
 limited partner (99%)            (210,790)    40,694       (170,096)   (1,516,675)      945,579     (571,096)


                                $ (212,919) $  41,105     $ (171,814)  $(1,531,995)  $   955,130   $ (576,865)


 Net (loss) income per
 limited
 partnership unit               $    (5.36) $    1.03     $    (4.33)  $    (38.60)  $     24.07   $   (14.53)


(2) Represents pro forma adjustments to remove the consolidated revenues and expenses related to Renaissance
Village Apartments as a result of the sale.

Certain reclassifications have been made to the 1994 balances to conform to the 1995 presentation.


                                                  SIGNATURES


      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              UNITED INVESTORS GROWTH PROPERTIES
                              (A Missouri Limited Partnership)

                              By:   United Investors Real Estate, Inc., a
                                    Delaware corporation, its General Partner


                              By:   /s/Carroll D. Vinson
                                    Carroll D. Vinson
                                    President


                              By:   /s/Robert D. Long, Jr.
                                    Robert D. Long, Jr.
                                    Controller and Principal
                                    Accounting Officer


                              Date: September 14, 1995


(C)   EXHIBITS


Exhibit No.             Description

  10.16 Purchase and Sale Agreement, made as of the 19th of July, 1995, by and between Kauri Investments, Ltd., a Washington corporation, and Renaissance Village Associates, JV, a Kansas joint venture.

  10.17 Amendment to Purchase and Sale Agreement, made as of the 10th day of August, 1995, by and between Kauri Investments, Ltd., a Washington corporation, and Renaissance Village Associates, JV, a Kansas joint venture.